Exhibit 4.4

AIR LEASE CORPORATION

(As Issuer)

TO

DEUTSCHE BANK TRUST COMPANY AMERICAS

(As Trustee)

Indenture

Dated as of November 20, 2018

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

CROSS-REFERENCE TABLE*

Certain Sections of this Indenture relating to Sections 310 through 318,

inclusive, of the Trust Indenture Act of 1939

Trust Indenture Act Section	Indenture Section
310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	6.09
(b)	6.08; 6.10; 7.03
311(a)	6.13
(b)	6.13
312(a)	7.01; 7.02
(b)	7.02
(c)	7.02
313(a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
314(a)	7.04; 10.04
(b)	7.04
(c)	1.02
(d)	7.04
(e)	1.02
315(a)	6.01(a)
(b)	6.02
(c)	6.01(b)
(d)	6.01(c)
(e)	5.14
316(a)(last sentence)	1.01 Definition of “Outstanding”
(a)(1)(A)	5.12
(a)(1)(B)	5.13
(a)(2)	N.A.
(b)	5.08
(c)	1.04
317(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
318(a)	1.07

N.A. means not applicable.

*	This Cross-Reference Table shall not, for any purpose, be deemed part of the Indenture.

-iv-

INDENTURE, dated as of November 20, 2018 (the “Closing Date”), between Air Lease Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 2000 Avenue of the Stars, Los Angeles, California, and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Company in accordance with its terms have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

Each party agrees as follows for the benefit of each other and for the benefit of all Holders:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted and applied by the Company on a consistent basis in the United States of America;

(d) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(e) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(f) unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

“Act” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Add On Securities” has the meaning specified in Section 3.01.

“Additional Amounts” means any additional amounts which are required by this Indenture or by the terms of any Security established pursuant to Section 3.01, under circumstances specified herein or therein, to be paid by the Company in respect of taxes, duties, levies, imposts, assessments or other governmental charges imposed on Holders specified herein or therein.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aircraft Assets” means (x) aircraft, airframes, engines (including spare engines), propellers, parts and other operating assets and pre-delivery payments relating to any of the items in this clause (x); and (y) intermediate or operating leases relating to any of the items in the foregoing clause (x).

“ALC Warehouse” means ALC Warehouse Borrower, LLC, a Delaware limited liability company.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Bankruptcy Default” has the meaning specified in Section 5.01(f).

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means, with respect to the Company, the board of directors of the Company or any duly authorized committee of such board; and with respect to any Guarantor, the board of directors or equivalent governing body of such Guarantor or any duly authorized committee of such board or governing body or, with respect to a Guarantor that is a limited partnership or limited liability company, the general partner, managers, members or equivalent governing body of such Guarantor.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or a Guarantor, as the case may be, to (a) have been duly adopted by its Board of Directors and/or any committee thereof, as applicable, and (b) to be in full force and effect on the date of such certification.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close, and when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” of a Person means all equity interests in such Person, including any common stock, preferred stock, limited liability or partnership interests (whether general or limited), and all warrants or options with respect to, or other rights to purchase, the foregoing, but excluding Convertible Notes and other indebtedness (other than preferred stock) convertible into equity.

“Closing Date” has the meaning assigned to such term in the first paragraph of this Indenture.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” has the meaning assigned to such term in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter such successor Person shall be included in the definition of “Company” and the Person replaced by such successor Person shall not be included in the definition of “Company”.

“Company Request” means a written request or order signed in the name of the Company or a Guarantor, as the case may be, by (x) its Chairman, Chief Executive Officer, President or a Vice President, and by its Chief Financial Officer, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary, or, (y) in the case of a Guarantor that is a partnership or limited liability company, a person duly authorized under applicable law by the Board of Directors of such Guarantor to act on such Guarantor’s behalf.

“Consolidated Tangible Assets” means, at any date, the total assets of the Company and its Subsidiaries reported on the most recently prepared consolidated balance sheet of the Company filed with the Commission or delivered to the Trustee as of the end of a fiscal quarter, less all assets shown on such consolidated balance sheet that are classified and accounted for as intangible assets of the Company or any of its Subsidiaries or that otherwise would be considered intangible assets under GAAP, including, without limitation, franchises, patents and patent applications, trademarks, brand names, unamortized debt discount and goodwill.

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established.

“Convertible Notes” means indebtedness of the Company that is optionally convertible into Capital Stock of the Company (and/or cash based on the value of such Capital Stock) and/or indebtedness of a Subsidiary of the Company that is optionally exchangeable for Capital Stock of the Company (and/or cash based on the value of such Capital Stock).

“Corporate Trust Office” means the corporate trust office of the Trustee, currently located at (i) for purposes of surrender, transfer or exchange of any Security, Deutsche Bank Trust Company Americas, c/o DB Services Americas, Inc., 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256, Attn: Transfer Department and (ii) for all other purposes, at the address of the Trustee specified in Section 1.05 or such other address as to which the Trustee may give written notice to the Company.

“Covenant Defeasance” has the meaning specified in Section 13.03.

“Currency” with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on or any Additional Amounts with respect to any Security, means Dollars or the Foreign Currency, as the case may be, in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof or such Security and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Security, means Dollars.

“Default” means, with regards to the Outstanding Securities of any series, any event that is, or after the notice or passage of time or both would be, an Event of Default with respect to Securities of such series.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 3.01.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“ECA Indebtedness” means any indebtedness incurred in order to fund the deliveries of new Aircraft Assets, which indebtedness is guaranteed by one or more Export Credit Agencies, including guarantees thereof by the Company or any of its Subsidiaries.

“Equivalent Terms” has the meaning specified in Section 11.02.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time and the rules and regulations of the Commission promulgated thereunder.

“Existing Warehouse Facility” means that certain Amended and Restated Warehouse Loan Agreement, dated as of June 21, 2013 and as amended as of October 14, 2013, July 23, 2014, December 24, 2015 and August 23, 2018, among ALC Warehouse, the lenders party thereto and Commonwealth Bank of Australia, New York Branch, as Agent, as such agreement may be amended, supplemented, extended, refinanced, renewed or replaced.

“Expiration Date” has the meaning specified in Section 1.04.

“Export Credit Agencies” means collectively, the export credit agencies or other governmental authorities that provide export financing of new Aircraft Assets (including, but not limited to, the Brazilian Development Bank, Compagnie Francaise d’Assurance pour le Commerce Exterieur, Her Britannic Majesty’s Secretary of State acting by the Export Credits Guarantee Department, Euler-Hermes Kreditversicherungs AG, the Export-Import Bank of the United States, the Export Development Canada or any successor thereto).

“FATCA” means the Foreign Account Tax Compliance Act of 2010, or any successor thereto, in each case as amended from time to time.

“Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such government.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the applicable Issue Date.

“Global Security” means a Security that evidences all or part of the Securities of any series, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Government Obligation” has the meaning specified in Section 13.04(a).

“Guaranteed Security” means a Security endorsed with a Securities Guarantee or for which a Securities Guarantee is otherwise provided.

“Guarantor” means the Person named as a “Guarantor” with respect to the Securities of any series for which its Securities Guarantee is endorsed thereon or otherwise provided, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture or such Securities Guarantee, and thereafter “Guarantor” shall mean such successor Person.

“Holder” means a Person in whose name a Security is registered in the Security Register for the Securities, and such Person shall be treated as the owner of such Security for all purposes under the Indenture.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture”, when used with respect to a particular series of Securities, shall also include the terms of such particular series of Securities established as contemplated by Section 3.01.

“interest” when used with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, means interest payable after Maturity and when used with respect to any other Securities, means interest with respect thereto.

“Interest Payment Date” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Issue Date” with respect to any Security, means the date on which such Security was issued.

“Judgment Currency” has the meaning specified in Section 1.19.

“Legal Defeasance” has the meaning specified in Section 13.02.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any Capital Lease, upon or with respect to any property or asset of such Person.

“mandatory sinking fund payment” has the meaning specified in Section 12.01.

“Maturity” when used with respect to any Security, means the date on which the principal of such Security or an installment of the principal of or premium on such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption at the option of the Company, upon repurchase or repayment at the option of the Holder or otherwise, and includes a Redemption Date for such Security and a date fixed for the repurchase or repayment of such Security at the option of the Holder.

“New York Banking Day” has the meaning specified in Section 1.19.

“Non-Recourse Indebtedness” means, with respect to any Person, any indebtedness of such Person or its Subsidiaries that is, by its terms, recourse only to specific assets and non-recourse to the assets of such Person generally and that is neither guaranteed by any Affiliate (other than a Subsidiary) of such Person or would become the obligation of any Affiliate (other than a Subsidiary) of such Person upon a default thereunder, other than (x) recourse for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings, (y) recourse to the equity interests of such Person or its Subsidiaries and to a guarantee by the Company or any Affiliate of the Company that does not exceed 10% of the outstanding indebtedness of such Person and its Subsidiaries, including such a guarantee of Warehouse Facility Indebtedness, and (z) the existence of a guarantee that does not constitute a guarantee of payment of principal, interest or premium on indebtedness.

“Notice of Default” means a written notice of the kind specified in Section 5.01(d) of this Indenture.

“Officer” means, with respect to any Person, the Chairman, Chief Executive Officer, President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of such Person, or, in the event that such Person is a partnership or limited liability company, a person duly authorized under applicable law by the Board of Directors of such Person to act on such Person’s behalf.

“Officers’ Certificate” means a certificate signed in the name of the Company or a Guarantor, as the case may be, by (x) its Chairman, Chief Executive Officer, President or a Vice President, and by its Chief Financial Officer, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary, or, (y) in the case of a Guarantor that is a partnership or limited liability company, a person duly authorized under applicable law by the Board of Directors of such Guarantor to act on such Guarantor’s behalf.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or a Guarantor, as the case may be.

“optional sinking fund payment” has the meaning specified in Section 12.01.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture (including Securities held by the Company or an Affiliate of the Company), except:

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Guarantor of such Securities) in trust or set aside and segregated in trust by the Company or any Guarantor of such Securities (if the Company or such Guarantor shall act as the Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities as to which Legal Defeasance has been effected pursuant to Section 13.02;

(4) Securities (x) that have been paid or (y) in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than, in the case of the foregoing clause (y), any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company or the Company and all applicable Guarantors, as the case may be; and

(5) Securities converted into other securities pursuant to the terms of such convertible Securities;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.02, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security that shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.01, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units that shall be deemed to be Outstanding shall be the Dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.01, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Company, any Guarantor of such Security or any other obligor upon such Security or any Affiliate of the Company, any Guarantor of such Security or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities owned as described in Clause D above that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor of such Security or any other obligor upon such Security or any Affiliate of the Company, any Guarantor of such Security or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on or any Additional Amounts with respect to any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

“Place of Payment” when used with respect to the Securities of any series, means the place or places where the principal of, any premium and interest on or any Additional Amounts with respect to the Securities of that series are payable as specified as contemplated by Section 3.01(f).

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt (and guarantee, in the case of a Guaranteed Security) as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt (and guarantee, in the case of a Security with a Securities Guarantee) as the mutilated, destroyed, lost or stolen Security.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

“Required Currency” has the meaning specified in Section 1.19.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities” has the meaning stated in the recitals of this Indenture and more particularly means any Securities, including Securities issued with a Securities Guarantee, authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time and the rules and regulations of the Commission promulgated thereunder.

“Securities Guarantee” means an agreement of a Guarantor, in the form set forth as Annex A hereto or in any other form specified in accordance with Section 3.01 hereof, to be endorsed on or otherwise provided for the Securities so guaranteed under this Indenture.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Special Purpose Aircraft Financing Entity” means a Subsidiary of the Company (x) that engages in no business other than the purchase, finance, refinance, lease, sale and management of Aircraft Assets, the ownership of Special Purpose Aircraft Financing Entities and business incidental thereto; (y) substantially all of the assets of which are comprised of Aircraft Assets and/or Capital Stock in Special Purpose Aircraft Financing Entities; and (z) that is not obligated under, or the organizational documents or financing documents of which prevent it from incurring, in each case, indebtedness for money borrowed other than indebtedness incurred to finance or refinance the purchase, lease or acquisition of Aircraft Assets and the purchase of Special Purpose Aircraft Financing Entities or the cost of construction, repair, refurbishment, modification or improvement thereof.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof, interest thereon or any Additional Amounts with respect thereto, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is, or such Additional Amounts are, due and payable.

“Subsidiary” of any Person means (x) any corporation, association or similar business entity (other than a partnership, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof (or Persons performing similar functions) or (y) any partnership, limited liability company, trust or similar entity of which more than 50% of the capital accounts, distribution rights or total equity, as applicable, is, in the case of clauses (x) and (y), at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Successor Company” has the meaning assigned to such term in Section 8.01(a)(i).

“Threshold Amount” unless otherwise specified with respect to the Securities of any series as contemplated by Section 3.01(q), has the meaning assigned to such term in Section 5.01(e).

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. § 77aaa-77bbbb) as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Vice President” when used with respect to the Company, a Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Warehouse Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note and/or other security issuance facilities and commercial paper facilities, with a financial institution or other lender or purchaser exclusively to finance or refinance the purchase by the Company or a Subsidiary of the Company of Aircraft Assets.

“Warehouse Facility Indebtedness” means indebtedness under any Existing Warehouse Facility or other Warehouse Facility; provided that the amount of any particular Warehouse Facility Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

Section 1.02. Compliance Certificates and Opinions.

Upon any application or request by the Company or a Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company or a Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 10.04) shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that all such matters be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to any of such matters in one or several documents.

Any certificate or opinion of an officer of the Company or a Guarantor, if any, may be based, insofar as it relates to legal matters, upon certificates or opinions of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon certificates or opinions of, or representations by, an officer or officers of the Company or a Guarantor unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required or permitted to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments, agreements or other documents signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instruments, agreements or other documents are delivered to the Trustee and, where it is hereby expressly required, to the Company and/or any Guarantor. Such instruments, agreements or other documents (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instruments, agreements or other documents. Proof of execution of any such instruments, agreements or other documents or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee, the Company and the applicable Guarantor if made in the manner provided in this Section. The Holder of a Global Security may grant proxies and otherwise authorize any Person, including owners of beneficial interests in such Global Security, to take any action that a Holder is entitled to take under this Indenture.

The fact and date of the execution by any Person of any such instrument, agreement or other document or writing appointing any such agent may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument, agreement or other document or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer’s authority. The fact and date of the execution of any such instrument, agreement or other document or writing appointing any such agent, or the authority of the Person acting in a capacity other than his or her individual capacity and executing the same, may each also be proved in any other manner that the Trustee deems sufficient.

The ownership, principal amount and serial numbers of Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other action or Act of the Holder of any Security shall be conclusive and binding on such Holder and upon every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, including in respect of any mutilated, destroyed, lost or stolen Security (subject to Section 3.06 hereof), in respect of anything done, omitted or suffered to be done by the Trustee, the Company and/or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to give, make or take the relevant action, whether or not any or all such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date, if any, to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(b), or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to the Holders of Securities of the relevant series in the manner set forth in Section 1.06. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security of which it is the Holder may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount of such Security.

Section 1.05. Notices, Etc., to Trustee, Company and Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or other action or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at Deutsche Bank Trust Company Americas, Trust and Agency Services, 60 Wall Street, 16th Floor, Mail Stop: NYC60-1625, New York, NY 10005, USA, Attn: Asset Backed Securities, Air Lease Corporation, ALCMTN18, Facsimile: +1 (212) 553-2458; with a copy to, Deutsche Bank Trust Company Americas , c/o Deutsche Bank National Trust Company, Trust and Agency Services, 100 Plaza One – 8th Floor, Mail Stop: JCY03-0801, Jersey City, NJ 07311-3901, USA, Attn: Asset Backed Securities, Air Lease Corporation, ALCMTN18, Facsimile: +1 (212) 553-2458, or

(b) the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or such Guarantor, as appropriate, addressed to the Company at the address of its principal office specified in the first paragraph of this instrument, or addressed to such Guarantor at the address of its principal office specified in the first paragraph of its Securities Guarantee, or, in each case, or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor, attention: Chief Financial Officer and General Counsel.

The Trustee in its discretion, may elect to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.06. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice, and shall be conclusive and binding upon such Person and, if such Person is a Holder, upon all future Holders of such Holder’s Security for which such waiver is given and of any Security issued upon the registration of transfer or exchange thereof, or issued in lieu thereof, including in respect of any mutilated, destroyed, lost or stolen Security. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding anything to the contrary contained herein, as long as the Securities of any series are in the form of one or more Global Securities, notice to the Holders of Securities of such series may be made electronically in accordance with procedures of the Depositary.

Section 1.07. Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, such provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.08. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09. Successors and Assigns.

All covenants and agreements in this Indenture by the Company and each Guarantor shall bind their respective successors and assigns, whether so expressed or not.

Section 1.10. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Persons specified in Section 1.14, to the extent expressly set forth in such Section, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.13. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Securities of any series that specifically states otherwise)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided that, except as otherwise expressly provided under the terms of any Securities of any series, no interest on such payment or on such principal, interest or premium paid on such next succeeding Business Day shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.14. Immunity of Incorporators, Shareholders, Members, Officers and Directors.

No recourse shall be had for the payment of principal of, or any premium or interest on, or any Additional Amounts with respect to, any Security of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, shareholder, member, officer or director, as such, past, present or future, of the Company or any Guarantor or of any successor corporation or entity of the Company or any Guarantor, either directly or indirectly through the Company or any Guarantor or any successor corporation or entity of the Company or any Guarantor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities of each series are solely corporate or other entity obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, shareholder, member, officer or director, past, present or future, of the Company or any Guarantor or of any successor corporation or entity of the Company or any Guarantor, either directly or indirectly through the Company or any Guarantor or any successor corporation of the Company or any Guarantor, because of the incurring of the indebtedness hereby authorized or issued or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities of any series, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities of each series.

Section 1.15. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE ISSUANCE OF THE SECURITIES OR OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 1.16. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.17. Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 1.18. PATRIOT Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties to this Indenture agree to provide to the Trustee, upon its request from time to time, such identifying information and documentation as may be available to such party in order to enable the Trustee to comply with Applicable AML Law.

Section 1.19. Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, any premium or interest on, or any Additional Amounts with respect to, the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the date on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed. The provisions of this Section 1.19 shall not be applicable with respect to any payment due on a Security which is payable in Dollars. In no event shall the Trustee be liable for any spot exchange rate utilized in connection with any such currency rate exchange as contemplated above.

Section 1.20. Consent to Jurisdiction.

With respect to any claim arising out of this Indenture, each party hereto: (i) irrevocably submits to the nonexclusive jurisdiction of (A) the courts of the State of New York sitting in New York County, including the related appellate courts, and (B) the courts of the United States of America for the Southern District of New York, including the related appellate courts; and (ii) irrevocably waives (A) any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such court, (B) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (C) the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party.

ARTICLE 2

SECURITY FORMS

Section 2.01. Forms Generally.

The Securities of each series shall be in the form established by or pursuant to a Board Resolution and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or not prohibited by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

,
as Trustee

By:
Authorized Signatory

ARTICLE 3

THE SECURITIES

Section 3.01. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. The terms of a series of Securities shall be established in or pursuant to one or more Board Resolutions of the Company and set forth in a Board Resolution, or, to the extent established pursuant to (rather than set forth in) a Board Resolution, in an Officers’ Certificate detailing such establishment and/or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any such series. The terms of such series reflected in such Board Resolution, Officers’ Certificate, or supplemental indenture may include the following or any additional or different terms:

(a) the title (which shall distinguish the Securities of the series from Securities of any other series) and the ranking (including the terms of any subordination provisions) of the Securities of the series;

(b) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, Section 3.05, Section 3.06, Section 9.06 or Section 11.07 or upon repurchase or repayment in part of any Security of such series pursuant to Article 14 and except for any Securities that, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

(c) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(d) the date or dates on which the principal and premium, if any, of any Securities of the series is payable or the method or methods, if any, used to determine such date or dates;

(e) the rate or rates (which may be fixed or variable) at which any Securities of the series shall bear interest, or the method or methods by which such rate or rates shall be determined, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, the Regular Record Date for any such interest payable on any Interest Payment Date, the notice, if any, to Holders regarding the determination of interest on a floating rate Security, including the method of calculation of such floating rate, and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(f) if in addition to or other than the Corporate Trust Office, the place or places where the principal of, any premium and interest on or any Additional Amounts with respect to any Securities of the series shall be payable, any Securities of the series may be surrendered for registration of transfer or exchange and notices or demands to or upon the Company or the Trustee in respect of the Securities of the series and this Indenture may be served;

(g) whether any Securities of the series are to be redeemable at the option of the Company and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(h) the obligation, if any, of the Company to redeem or purchase or repay any Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of the Holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which, and the terms and conditions upon which, any Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of any Securities of the series so redeemed or purchased;

(i) if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;

(j) if the amount of principal of, any premium or interest on or any Additional Amounts with respect to any Securities of the series may be determined with reference to an index or pursuant to a formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

(k) if other than Dollars, the Foreign Currency in which purchases of any Securities of the series must be made and the Foreign Currency in which payment of the principal of, any premium or interest on or any Additional Amounts with respect to any Securities of the series shall be payable and the manner of determining the equivalent thereof in Dollars for any purpose, including for purposes of the definition of “Outstanding” in Section 1.01;

(l) if the principal of, any premium or interest on or any Additional Amounts with respect to any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more Currencies other than that or those in which such Securities are stated to be payable, the Currency or Currencies in which the principal of, any premium or interest on or any Additional Amounts with respect to such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made, the amount so payable (or the time and manner in which such amount shall be determined) and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Company or a Holder thereof or otherwise, in a Foreign Currency;

(m) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the method by which such portion is to be determined;

(n) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount that shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof that shall be due and payable upon any Maturity other than the Stated Maturity or that shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(o) as applicable, whether one or more of Section 4.01 relating to satisfaction and discharge shall be applicable to Securities of the series or whether Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 13.02 or Section 13.03 or both such Sections, and any covenants in addition to or other than those specified in Section 13.03 relating to any Securities of the series which shall be subject to covenant defeasance and, if such Securities are subject to repurchase or repayment at the option of the Holders thereof pursuant to Article 14, if the Company’s obligation to repurchase or repay such Securities will be subject to satisfaction and discharge pursuant to Section 4.01 or to defeasance pursuant to Section 13.02 or Section 13.03, and any deletions from, or modifications or additions to, the provisions of Section 4.01, 13.02 or 13.03 (including any modification which would permit satisfaction and discharge or defeasance to be effected with respect to less than all of the outstanding Securities of the series) in respect of any Securities of the series;

(p) as applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security and any circumstances in addition to or in lieu of those set forth in Clause (2) of Section 3.05(a) in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(q) any deletions from, additions to or changes in the Events of Default that apply to any Securities of the series, any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.02 and the Threshold Amount with respect to the series;

(r) any deletions from, additions to or changes in the covenants set forth in Article 10 that applies to Securities of the series;

(s) whether the Securities of the series will be convertible or exchangeable into other securities of the Company or another Person, and if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the conversion price or exchange rate and the conversion or exchange period, and any additions or changes to the Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;

(t) whether and under what circumstances the Company will pay Additional Amounts on the Securities of the series held by a Person who is not a U.S. Person in respect of any tax, assessment or governmental charge withheld or deducted;

(u) whether the Securities of such series will be Guaranteed Securities and, if so, the terms upon which a Securities Guarantee would be required to be given if other than upon issuance of such Securities and, the terms and conditions of such Securities Guarantee to be endorsed upon or otherwise provided for the Securities in addition to or in lieu of the form of Securities Guarantee attached hereto as Annex A;

(v) any collateral security for the Securities of such series; and

(w) any other terms of the Securities of the series and any deletions from or modifications or additions to this Indenture in respect of the Securities of such series.

All Securities of any one series shall be substantially identical except as to denomination, Currency of payments due thereunder, the rate of interest, or method of determining the rate of interest, if any, Maturity, and the date from which interest, if any, shall accrue and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.03) set forth, or determined in the manner provided in, the Officers’ Certificate referred to above or in any such indenture supplemental hereto.

All Securities of any one series need not be issued at the same time and, unless otherwise provided by the Company as contemplated by this Section 3.01, a series may be reopened from time to time without notice to or the consent of any Holders for issuances of additional Securities of such series (“Add On Securities”) or to establish additional or different terms of such series of Securities.

Section 3.02. Currency; Denominations.

Unless otherwise specified pursuant to Section 3.01, the principal of, any premium and interest on, and any Additional Amounts with respect to the Securities of each series shall be payable in Dollars. Unless otherwise specified pursuant to Section 3.01, the Securities of each series shall be issuable in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specified denomination with respect to Securities of any series denominated in Dollars, such Securities shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Securities of any series not denominated in Dollars shall be issuable in such denominations as are established with respect to such Securities pursuant to Section 3.01.

Section 3.03. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company, and, with respect to any Guaranteed Securities, the Securities Guarantees endorsed thereon or otherwise provided therefor shall be executed on behalf of each applicable Guarantor, by at least one of its Officers. The signature of any of these Officers on the Securities and/or the Securities Guarantees, if any, may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time Officers of the Company and, in the case of Guaranteed Securities, the applicable Guarantor, as the case may be, shall be deemed to be executed on behalf of the Company and such Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of issuance of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with, (x) in the case of Guaranteed Securities, the Securities Guarantees endorsed thereon or otherwise provided therefor executed by the Guarantor and (y) a Company Request for the authentication and delivery of such Securities, and the Trustee shall authenticate and deliver such Securities in accordance with the Company Request. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon an Opinion of Counsel to the effect that:

(a) if the form of such Securities has been established by or pursuant to a Board Resolution, that such form has been established in conformity with the provisions of this Indenture

(b) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this Indenture; and

(c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company (with respect to the Securities) and by the Guarantor (with respect to the Securities Guarantee), as applicable, in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company (with respect to the Securities) and the Guarantor (with respect to the Securities Guarantee), as applicable, enforceable in accordance with their terms, subject to (1) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors’ rights (2) requirements that a claim with respect to any Securities payable in a Foreign Currency be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (3) governmental authority to limit, delay or prohibit the making of payments outside the United States or payments in which designated foreign countries, entities or nationals have an interest or (4) the unenforceability under certain circumstances of (A) any indemnification or contribution provisions, (B) broadly or vaguely stated waivers or waivers of rights granted by law where the waivers are against public policy or prohibited by law, (C) any choice of law provisions, (D) any provisions imposing penalties, liquidated damages or other economic remedies, (E) any provisions appointing one party as trustee for an adverse party or provisions for the appointment of a receiver and (F) separability provisions.

The Trustee shall have the right to decline to authenticate and deliver any such Securities if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Company or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would adversely affect the Trustee’s own rights, duties or immunities under the Securities or this Indenture in a manner that is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 3.01 or the Company Request or Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents, with modifications to such Opinion of Counsel as counsel shall deem appropriate, are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of one or more authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture or any related Securities Guarantee.

Section 3.04. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company and each Guarantor, as applicable, may execute, and upon Company Request the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, with such appropriate insertions, omissions, substitutions and other variations as the Officer or Officers executing such Securities may determine, as evidenced by its, his or their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company and each Guarantor of such Securities shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.05. Registration, Registration of Transfer or Exchange; Certain Transfers and Exchanges.

(a) Registration, Registration of Transfer or Exchange Generally. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. The Company, with prior notice to the Trustee, may replace the Security Registrar with an entity that satisfies the eligibility requirements of a Trustee under Section 6.09. The Trustee shall have the right to inspect the register of the Security Registrar at all reasonable times and may request and rely upon a certificate of a duly authorized officer of the Security Registrar as to the names and addresses of Holders and the principal amounts and numbers of the Securities held thereby and such other matters as the Trustee may reasonably request.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company and each Guarantor, as applicable, shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like aggregate principal amount.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company and each Guarantor, as applicable, shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and each Guarantor of such Securities evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, Section 9.06 or Section 11.07 not involving any transfer.

The Company shall not and, in the case of Guaranteed Securities, the Guarantor shall not, be required (A) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of Clauses (1), (2), (3), and (4) below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) the Company in its sole discretion determines that such Global Security shall be exchangeable for definitive registered Securities and executes and delivers to the Security Registrar a Company Request providing that such Global Security shall be so exchangeable, (C) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.01.

(3) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct. In connection with the exchange of an entire Global Security for definitive Securities pursuant to Clause (2), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company and each Guarantor of such Security shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of definitive Securities of authorized denominations.

(4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 3.04, Section 3.06, Section 9.06 or Section 11.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(b) Adverse Consequences Under Law. Furthermore, notwithstanding any other provision of this Section 3.05, the Company will not be required to exchange any Securities if, as a result of the exchange, the Company would suffer adverse consequences under any law or regulation.

(c) Trustee’s Duties with Respect to Transfers. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d) No Responsibility for Records or Actions of Depositary. None of the Company, any Guarantor, the Trustee, any Paying Agent or any Security Registrar will have any responsibility or liability for any aspect of Depositary records relating to, or payments made on account of, beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any Depositary records relating to such beneficial ownership interests, or for transfers of beneficial interests in the Securities or any transactions between the Depositary and beneficial owners.

Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company and each Guarantor of such Security, as applicable, shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by each of them to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company and each Guarantor of such Security, as applicable, shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel or of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and each Guarantor thereof, as applicable, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07. Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain Additional Amounts Preserved.

Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, (x) any interest on and any Additional Amounts with respect to any Security that are payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and (y) payment of interest may be made, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payments of interest on a Global Security may be made by wire transfer.

Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, any interest on and any Additional Amounts with respect to any Security of any series that are payable, but are not punctually paid or duly provided for, on any Interest Payment Date for such Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

(b) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

Section 3.08. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, each Guarantor (as applicable), the Trustee and any agent thereof may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, any premium and (subject to Section 3.07) any interest on, and any Additional Amounts with respect to, such Security and for all other purposes whatsoever, whether or not any payment with respect to such Security be overdue, and none of the Company, any Guarantor (as applicable), the Trustee or any agent thereof shall be affected or subject to any liabilities by notice to the contrary.

Section 3.09. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company (and/or any Guarantor, as applicable) may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company (or such Guarantor, as applicable) may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder that have not been issued or sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Request.

Section 3.10. Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11. CUSIP and ISIN Numbers.

The Company in issuing any series of the Securities may use “CUSIP” and “ISIN” numbers, in each case if then generally in use, and thereafter with respect to such series, the Trustee for the Securities of such series may use such numbers in any notice of redemption or exchange with respect to such series, provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of that series or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities of that series, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of Indenture.

(a) Unless otherwise specified pursuant to Section 3.01, this Indenture will be discharged as to all Securities of any series and will cease to be of further effect as to all Securities of such series, when either:

(i) all Securities of such series that have been authenticated and delivered (except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(ii) (A) all Securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company (and/or any Guarantor of such Securities, as the case may be) has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the applicable Holders, cash in the Currency in which such Securities are payable, Government Obligations or a combination thereof in such amounts as will be sufficient to pay and discharge the entire indebtedness on the Securities of such series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, accrued interest and, to the extent that the Securities of such series provide for the payment of Additional Amounts thereon and the amount of any such Additional Amounts which are or will be payable with respect to such Securities is at the time of deposit reasonably determinable by the Company (in the exercise by the Company of its sole discretion), any Additional Amounts to the date of such deposit (in the case of Securities which have become due and payable by reasons other than the giving of a notice of redemption), maturity, redemption or repurchase, as the case may be; (B) no Default or Event of

Default with respect to the Securities of such series has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound; (C) the Company has paid or caused to be paid all other sums payable or due and owing by the Company under the Indenture with respect to the Outstanding Securities of such series; and (D) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Securities at maturity, the Redemption Date or the date of repurchase pursuant to Article 14, if applicable, as the case may be.

(b) In addition, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if applicable to the Securities of such series, Section 10.08 (including without limitation, with respect to the payment of Additional Amounts, if any, with respect to such Securities as contemplated by Section 10.08, but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 4.01(a)(ii)(A)), the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to Section 4.01(a)(ii)(A), the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03, and any rights of Holders of the Securities of such series (unless otherwise provided pursuant to Section 3.01 with respect to the Securities of such series) to require the Company to repurchase or repay, and the obligations of the Company to repurchase or repay, such Securities at the option of the Holders pursuant to Article 14 hereof shall survive.

Section 4.02. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Guarantor acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, any premium, interest and any Additional Amounts for whose payment such money has or Government Obligations have been deposited with the Trustee.

ARTICLE 5

REMEDIES

Section 5.01. Events of Default.

Unless otherwise specified pursuant to Section 3.01, each of the following is an “Event of Default” with respect to Securities of any series outstanding under this Indenture:

(a) default in any payment of interest on, or any Additional Amounts payable in respect of any interest on, any Security of that series when such interest or such Additional Amounts, as the case may be, become due and payable, which default continues for a period of 30 days;

(b) default in the payment of principal of, or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any Security of that series when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration, upon repurchase or repayment at the option of the Holder, or otherwise;

(c) default in the deposit of any sinking fund payment, when and as due by the terms of any Security of that series, which default continues for a period of 30 days;

(d) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture with respect to such series (other than a covenant or warranty with respect to which a default in performance or breach is elsewhere in this Section 5.01 specifically addressed or which covenant or warranty has been included in this Indenture solely for the benefit of one or more series of Securities other than that series), and continuance of such default or breach for a period of 90 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e) default under any mortgage, indenture or instrument under which there is issued, or which secures or evidences, any indebtedness for borrowed money of the Company (or the payment of which is guaranteed by the Company) (other than indebtedness owed to any Subsidiary or Non-Recourse Indebtedness of the Company) now existing or hereafter created, which default shall constitute a failure by the Company to pay principal in an amount exceeding $200.0 million (the “Threshold Amount”) when due and payable by the Company at final stated maturity, after expiration of any applicable grace period with respect thereto, or shall have resulted in an aggregate principal amount of such indebtedness exceeding the Threshold Amount for such series becoming due and payable by the Company prior to the date on which it would otherwise have become due and payable; provided, however, that in connection with any series of the Convertible Notes, (i) any conversion of such indebtedness by a holder thereof into shares of common stock, cash or a combination of cash and shares of common stock, (ii) the rights of holders of such indebtedness to convert into shares of common stock, cash or a combination of cash and shares of common stock and (iii) the rights of holders of such indebtedness to require any repurchase by the Company of such indebtedness in cash upon a fundamental change shall not, in itself, constitute an Event of Default hereunder; or

(f)

(i) the Company or a Guarantor of such series, as the case may be, pursuant to or within the meaning of any Bankruptcy Law: (A) commences proceedings to be adjudicated bankrupt or insolvent; (B) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law; (C) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) makes an admission in writing of its inability to pay its debts generally as they become due; or

(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or a Guarantor of such series in a proceeding in which the Company or such Guarantor, as applicable, is to be adjudicated bankrupt or insolvent; (B) appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Guarantor of such series; or (C) orders the liquidation, dissolution or winding up of the Company or a Guarantor of such series; and the order or decree remains unstayed and in effect for 90 consecutive days (any such Event of Default specified in this clause (f), for purposes of all Securities, shall constitute a “Bankruptcy Default”).

An Event of Default under one series of Securities issued under this Indenture will not necessarily be an Event of Default under another series of Securities issued under this Indenture.

Within 60 days following the date on which the Company becomes aware of a Default or receives notice of such Default, as applicable, if such Default is continuing, the Company shall deliver a certificate to the Trustee specifying any events which would constitute a Default, their status and what action the Company is taking or proposing to take in respect thereof.

In the event of a declaration of acceleration of Securities of any series solely because an Event of Default described in Section 5.01(e) above has occurred and is continuing, the declaration of acceleration of such series shall be automatically rescinded and annulled if (i) the default or defaults triggering such Event of Default pursuant to Section 5.01(e) shall be remedied or cured by the Company or waived by the holders of the relevant indebtedness within 30 days after the declaration of acceleration with respect thereto; (ii) the rescission and annulment of the acceleration of such series would not conflict with any judgment or decree of a court of competent jurisdiction; and (iii) all Events of Default with respect to Securities of such series, except non-payment of principal of, or premium, if any, or interest on, the Securities of such series that have become due solely by such declaration of acceleration of the Securities of such series, have been cured or waived as provided in this Indenture.

Section 5.02. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default described in Section 5.01(f) of the Indenture) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Securities of such series may declare the principal of, premium, if any, and accrued and unpaid interest, if any, and any Additional Amounts, if any, with respect to the foregoing, on all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable by notice in writing to the Company and each Guarantor of any such series, as applicable, (and to the Trustee if given by Holders). Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately.

If an Event of Default described in Section 5.01(f) occurs and is continuing with respect to Securities of any series, the principal of, premium, if any, and accrued and unpaid interest, if any, and any Additional Amounts, if any, with respect to the foregoing, on all Securities of such series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company or a Guarantor of such series, as applicable, has paid or deposited with the Trustee a sum sufficient to pay:

(i) all overdue interest on all Securities of that series which has become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto,

(ii) the principal of (and premium, if any, on) any Securities of that series that has become due otherwise than by such declaration of acceleration and any Additional Amounts with respect thereto and any interest thereon at the rate or rates prescribed therefor in such Securities,

(iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, if any, and any Additional Amounts with respect thereto at the rate or rates prescribed therefor in such Securities, and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of, any premium or interest on, and any Additional Amounts with respect to Securities of that series that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13; and

(c) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a) default is made in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any Security when such interest or Additional Amounts, as the case may be, become due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of (or premium, if any, on), or any Additional Amounts payable in respect of any principal of (or premium, if any, on), any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, and Additional Amounts, in each case at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding against the Company for the collection of the sums so due and unpaid.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy granted herein.

Section 5.04. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company or any Guarantor (with respect to its Securities Guarantee), as applicable, (or any other obligor upon the Securities), its or their respective property or creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.05. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium, interest or Additional Amounts, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: to the payment of all amounts due the Trustee under Section 6.07;

SECOND: to the payment of the amounts then due and unpaid for principal of, any premium and interest on, or Additional Amounts in respect of the Securities or series of Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind among such Securities or series of Securities, as the case may be, according to the amounts due and payable on such Securities or series of Securities for principal, any premium, interest and Additional Amounts, respectively; and

THIRD: to the Company.

Section 5.07. Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest and any Additional Amounts, if any, with respect to the foregoing, when due, no Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities of such series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) an Event of Default with respect to that series shall have occurred and be continuing and such Holder shall have previously given written notice to the Trustee of such Event of Default and the continuance thereof;

(b) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders of Securities of that series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders of Securities of that series, or to obtain or to seek to obtain priority or preference over any other of such Holders of Securities of that series or to enforce any right under this Indenture, except, in each case, in the manner herein provided and for the equal and ratable benefit of all of such Holders of Securities of that series.

Section 5.08. Unconditional Right of Holders to Receive Principal and Any Premium, Interest and Additional Amounts.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 3.07) interest, if any, on, and any Additional Amounts, if any, with respect to, such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of repayment pursuant to Article 14 hereof at the option of such Holder if provided in or pursuant to this Indenture, on the date such repayment is due) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09. Restoration of Rights and Remedies.

If the Trustee or any Holder of Securities of any series has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, each Guarantor of such series, the Trustee and the Holders of Securities of such series shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12. Control by Holders.

With respect to the Securities of any series, the Holders of a majority in principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, in each case, under this Indenture and relating to or arising under an Event of Default with respect to such series other than a Bankruptcy Default, and with respect to all Securities, the Holder of a majority in principal amount of the Outstanding Securities affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, in each case under this Indenture and not relating to or arising under an Event of Default other than a Bankruptcy Default, provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture or the Securities of such series or such affected Securities, as the case may be,

(b) such direction is not unduly prejudicial to the rights of the Holders of the Outstanding Securities of such series or such Outstanding Securities affected, as the case may be, not joining in such direction,

(c) such direction will not involve the Trustee in personal liability or expense for which the Trustee has not received a reasonably satisfactory indemnity to it, and

(d) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Notwithstanding any other provision in this Section 5.12, the Trustee may refuse to follow any direction that conflicts with any law, rule, regulation or court order or the Indenture or the Securities of any series, or that the Trustee determines in good faith is unduly prejudicial to the rights of any Holder of the Securities of such series or that would involve the Trustee in personal liability. Any application by the Trustee for written instructions from the requisite amount of Holders may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under the Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions from the requisite amount of Holders of the Securities of the applicable series in response to such application specifying the action to be taken or omitted.

Section 5.13. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series by notice to the Trustee may, on behalf of the Holders of all the Securities of such series, waive any past Default hereunder with respect to such series and its consequences, except a continuing Default:

(a) in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to any Security of such series, or

(b) in respect of a covenant or provision hereof that under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

For the avoidance of doubt, any past Default described in clauses (a) and (b) of this Section may be waived with respect to a series of Securities and its consequences by the Holders of all Outstanding Securities of such series on behalf of the Holders of all of the Securities of such series by notice to the Trustee.

Upon any waiver described in this Section 5.13, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

It shall not be necessary for any Act of Holders to approve the particular form of any waiver, but it shall be sufficient if such Act shall approve the substance thereof. A consent to any waiver by any Holder given in connection with a sale, tender or exchange of such Holder’s Notes will not be rendered invalid by such sale, tender or exchange.

Section 5.14. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, the Company or any Guarantor.

Section 5.15. Waiver of Usury, Stay or Extension Laws.

Each of the Company and each Guarantor (with respect to its Securities Guarantee of any series of Guaranteed Securities), as applicable, covenants (to the extent that each of them may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect its covenants or its performance of this Indenture; and each of the Company and each Guarantor (with respect to its Securities Guarantee of any series of Guaranteed Securities), as applicable, (to the extent that each of them may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

THE TRUSTEE

Section 6.01. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default with respect to the Securities of any series:

(i) the Trustee undertakes to perform, with respect to the Securities of such series, such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may, with respect to the Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) If an Event of Default with respect to the Securities of such series has occurred and is continuing, the Trustee shall exercise, with respect to the Securities of such series, such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c) The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and this Indenture. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error or judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02. Notice of Defaults.

Within 90 days after the occurrence of any Default hereunder with respect to the Securities of any series, the Trustee shall give the Holders of Securities of such series in the manner set forth in Section 1.06 notice of such Default actually known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, or premium, if any, or interest on any Security of such series or in the payment of any Additional Amounts or any sinking fund installment with respect to Securities of such series, the Trustee may withhold such notice if it determines in good faith that the withholding of such notice is in the interests of the Holders of Securities of such series; and provided further that in the case of any Default of the character specified in Section 5.01(d) with respect to Securities of such series, no such notice to Holders shall be given until at least 90 days after the occurrence thereof.

Section 6.03. Certain Rights of Trustee.

Subject to the provisions of Section 6.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company or a Guarantor mentioned herein shall be sufficiently evidenced by a Company Request, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon one or more Officers’ Certificates;

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of any series of Securities pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) in no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities of the applicable series and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(l) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and authorized or within the discretion or rights or powers conferred upon it by this Indenture.

Section 6.04. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and each Guarantor of such Securities, as the case may be, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company or any Guarantor of Securities or the proceeds thereof.

Section 6.05. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Trustee, the Company or any Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 6.08 and Section 6.13, may otherwise deal with the Company and such Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.06. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 6.07. Compensation and Reimbursement.

The Company agrees:

(a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable and documented expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable and documented compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

(c) to indemnify each of the Trustee or any predecessor Trustee for, and to hold them harmless against, any loss, damage, claims, liability or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, any Guarantor, any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including the reasonable fees and disbursements of counsel). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent the Company is prejudiced by such failure. The provisions of this Section 6.07 shall survive the resignation or removal of the Trustee or the termination of the Indenture.

Without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after a Bankruptcy Default occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under applicable federal or state bankruptcy, insolvency, reorganization or other similar law.

Section 6.08. Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 6.09. Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $100,000,000 and has an office in New York, New York. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10. Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company and each Guarantor, as applicable. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

If at any time:

(a) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company, or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(b) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company, or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11. Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, each Guarantor (as applicable) and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company, any Guarantor (as applicable) or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, each Guarantor of any such series (as applicable), the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and that (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (b) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (c) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company and each Guarantor (as applicable) shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee (including the trust created by this Indenture), shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13. Preferential Collection of Claims Against Obligors.

If and when the Trustee shall be or become a creditor, directly or indirectly, secured or unsecured, of the Company, any Guarantor or any other obligor upon the Securities, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or any such other obligor. A Trustee that has resigned or has been removed shall be subject to Section 3.11(a) of the Trust Indenture Act to the extent indicated therein.

Section 6.14. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities, which Authenticating Agent or Agents shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.04, Section 3.06, or Section 9.06 and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $100,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent (including the authenticating agency contemplated by this Indenture), shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent that shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section as agreed in writing between the Trustee and such Authenticating Agent, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

If an appointment with respect to one or more series of Securities is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[ ], as Trustee

By:
As Authenticating Agent
By:
Authorized Signatory

If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officers’ Certificate of the Company), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

ARTICLE 7

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01. Company To Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee, to the extent required by the Trust Indenture Act:

(a) semi-annually, not later than June 1 and December 1 in each year or upon such other dates as are set forth in or pursuant to the applicable Board Resolution, Officers’ Certificate or indenture supplemental hereto authorizing the Securities of any series, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the preceding Interest Payment Date for such series, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar. The Company and each Guarantor shall comply with Section 312(a) of the Trust Indenture Act.

Section 7.02. Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights, privileges and obligations of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company, each Guarantor of such Securities, as applicable, and the Trustee that none of the Company, such Guarantor, as applicable, or the Trustee or any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act, and that each of the Company, such Guarantor, as applicable, and the Trustee and any agent of any of them shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 7.03. Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein and shall otherwise comply with Sections 313(a) and 313(b) of the Trust Indenture Act.

Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15 in each calendar year, commencing in 2019.

A copy of each such report shall, at the time of such transmission to Holders of a series of Outstanding Securities, be filed by the Trustee with each stock exchange upon which any Securities of such series are listed, with the Commission, the Company and each Guarantor with respect to such series.

Section 7.04. Reports by Company and Guarantors.

The Company and each Guarantor, as applicable, shall file with the Trustee and the Commission, and transmit to Holders, such information, documents, opinions and reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is filed with the Commission. All required information, documents and other reports referred to in this Section 7.04 shall be deemed filed with the Trustee and transmitted to the Holders at the time such information, documents or other reports are publicly filed with the Commission via the Commission’s EDGAR filing system (or any successor system). For purposes of clarification, the foregoing sentence does not impose on the Trustee any duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any Guarantor’s compliance with any of their respective covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates as permitted hereunder).

ARTICLE 8

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01. The Company May Consolidate, Etc., Only on Certain Terms.

(a) The Company will not (i) consolidate with or merge with or into or wind up into any other Person (whether or not the Company is the surviving corporation), or (ii) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions, to any Person, in each case, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) is a Person organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia;

(ii) the Successor Company (if other than the Company) expressly assumes all of the obligations of the Company under this Indenture and all of the Outstanding Securities thereunder pursuant to a supplemental indenture (or supplemental indentures, if at such time there is more than one Trustee);

(iii) immediately after giving effect to such transaction, no Default or Event of Default with respect to the Securities of any series, shall have occurred and be continuing; and

(iv) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up or disposition, and such supplemental indenture, if any, comply with the Indenture.

(b) The Company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Securities; provided, that in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of, premium, if any, and interest on, and any Additional Amounts with respect to the Securities.

(c) For purposes of this Section 8.01, Aircraft Asset leasing in the ordinary course of business of the Company or any of its Subsidiaries shall not be considered the leasing of “all or substantially all” of the properties and assets of the Company and its Subsidiaries, taken as a whole.

Section 8.02. Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 8.01, the Successor Company formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company and any Guarantor (as applicable), and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company and/or any Guarantor and the assumption by any such successor of the covenants of the Company and/or any Guarantor herein, in the Securities or in the applicable Securities Guarantee; or

(b) to add to the covenants of the Company and/or any Guarantor (as applicable) for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company and/or such Guarantor (as applicable) with respect to all or any series of Securities (and if such surrender is with respect to less than all series of Securities, stating that such surrender is expressly being included solely with respect to such series); or

(c) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(d) to add to or change any of the provisions of this Indenture or the terms of all or any series of Securities to such extent as shall be necessary to permit or facilitate the issuance of all or any series of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of all or any series of Securities in uncertificated form; provided, in each case, that all uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended; or

(e) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding; or

(f) to secure any series of the Securities or any Securities Guarantee; or

(g) to establish the form or terms of Securities of any series as permitted by Section 2.01 and Section 3.01 and/or to establish the form or terms of any Securities Guarantee; or

(h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

(i) to cure any ambiguity or to correct or supplement any provision herein or in any supplemental indenture that may be defective or inconsistent with any other provision herein or in any supplemental indenture; or

(j) to conform this Indenture or any supplemental indenture to the description of the Securities and/or Securities Guarantees set forth in any prospectus, offering memorandum or supplement to such prospectus or offering memorandum related to such series of Securities; or

(k) to comply with the rules of any applicable securities depositary; or

(l) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; or

(m) to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Securities, as herein set forth, other conditions, limitations and restrictions thereafter to be observed; provided, that such action pursuant to this Clause (m) shall not have a material adverse effect on the interests of the Holders of the Outstanding Securities of any series; or

(n) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of Securities pursuant to Article 4 and/or Article 13; provided that such action pursuant to this Clause (n) shall not have a material adverse effect on the interests of the Holders of the Outstanding Securities of any series; or

(o) to add Securities Guarantees with respect to the Securities of any series or to confirm and evidence the release, termination or discharge of any such Securities Guarantee with respect to the Securities of any series when such release, termination or discharge is permitted under this Indenture; or

(p) to create and issue Add On Securities pursuant to Section 3.01; or

(q) to make any change necessary for the Company’s compliance with U.S. withholding tax laws, including but not limited, to FATCA, or any rules or regulations promulgated thereunder or to make any change necessary or helpful to prevent the Securities from becoming subject to any withholding or other taxes or assessments; provided that in each case, such change shall not have a material adverse effect on the interests of the Holders of the Outstanding Securities of any series; or

(r) to make any other provisions with respect to matters or questions arising under this Indenture or to make any other change that is necessary or desirable; provided that no such provision or change made pursuant to this Clause (r) shall have a material adverse effect on the interests of the Holders of the Outstanding Securities of any series.

Section 9.02. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of more than 50% in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company, each Guarantor (as applicable) and the Trustee, the Company, any Guarantor (as applicable), and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture and/or any Securities Guarantee (as applicable); provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a) (i) change the Stated Maturity of the principal of, or premium, if any, or of any installment of principal of or interest on, or any Additional Amounts, if any, with respect to, any Security, or (ii) reduce the principal amount thereof or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest thereon, any amount payable upon the redemption or repurchase thereof or any Additional Amounts payable with respect thereto, (iii) change the Company’s obligation to pay Additional Amounts pursuant to Section 10.08 (except as contemplated by Section 8.01(a) and permitted by Section 9.01(a)), (iv) reduce the amount of the principal of an Original Issue Discount Security or any other Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, (v) change the Currency in which any Security or any premium or interest thereon, or any Additional Amounts with respect thereto, is payable or (vi) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the date for repayment), or

(b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture, or

(c) modify any of the provisions of this Section, Section 5.13 or Section 10.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this Clause (c) shall not be deemed to require the consent of any Holder with respect to changes in the references to the “Trustee” and concomitant changes in this Section and Section 10.07, or the deletion of this proviso, in accordance with the requirements of Section 6.11 and Section 9.01(h).

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series. Anything in this Indenture to the contrary notwithstanding, if more than one series of Securities is Outstanding, the Company shall be entitled to enter into a supplemental indenture under this Section 9.02 with respect to any one or more series of Outstanding Securities without entering into a supplemental indenture with respect to any other series of Outstanding Securities.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03. Execution of Supplemental Indentures.

Upon request of the Company, and upon receipt of evidence of the consent of such Holders as required by Section 9.02, as applicable, the Trustee shall join with the Company and each applicable Guarantor in the execution of any supplemental indenture permitted by this Article.

In executing, or accepting the additional trusts or duties created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts or duties created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel each stating that the execution of such supplemental indenture is authorized by this Indenture or that the execution of such supplemental indenture is permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby except to the extent stated to be applicable only to the Securities of one or more other series.

Section 9.05. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company and any Guarantor of the Securities of such series, as applicable, shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee, the Company and such Guarantor, as applicable, to any such supplemental indenture may be prepared and executed by the Company and such Guarantor, as applicable, and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE 10

COVENANTS

Section 10.01. Payment of Principal, Premium, Interest and Additional Amounts.

The Company covenants and agrees that it will duly and punctually pay the principal of, any premium and interest on, and any Additional Amounts with respect to the Securities of any series in accordance with this Indenture.

Section 10.02. Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03. Money for Securities Payments to Be Held in Trust.

If the Company or any Guarantor of such series shall at any time act as Paying Agent with respect to any series of Securities, it will, on or before each Stated Maturity of the principal of, any premium or interest on, or any Additional Amounts with respect to any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency or Currencies in which the Securities of such series are payable sufficient to pay the principal, any premium, interest and Additional Amounts, as the case may be, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each Stated Maturity of the principal of, any premium or interest on, or any Additional Amounts with respect to any Securities of that series, deposit with a Paying Agent a sum (in the Currency or Currencies described in the preceding paragraph) sufficient to pay such amount becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities (unless such Paying Agent is the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (b) during the continuance of any Default by the Company or any Guarantor, as applicable, (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Company or any Guarantor, as applicable, may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Request direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company, such Guarantor or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company, such Guarantor or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company or any Guarantor, as applicable, in trust for the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to any Security of any series and remaining unclaimed for two years after such principal, premium, interest or Additional Amount has become due and payable shall be paid to the Company or such Guarantor, as the case may be, upon Company Request, or (if then held by the Company or such Guarantor) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or such Guarantor (as the case may be) as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company or such Guarantor (as the case may be).

Section 10.04. Statement by Officers as to Default.

The Company and each Guarantor, as applicable, will each deliver to the Trustee within 120 days after the end of each fiscal year of the Company or such Guarantor (as the case may be) ending after the date hereof, a certificate from the principal executive, financial or accounting officer of the Company or such Guarantor (as the case may be) stating whether or not to the knowledge of the signor thereof the Company or such Guarantor (as the case may be) is in default in the performance and observation of any of the conditions and covenants of this Indenture or the Securities Guarantees (with respect to such Guarantor) (without regard to any period of grace or requirement of notice provided hereunder or thereunder), and, if the Company or such Guarantor (as the case may be) shall be in default, specifying all such Defaults and the nature and status thereof of which the signor may have knowledge.

Section 10.05. Limitation on Liens.

The Company will not, and will not permit any Subsidiary to, at any time pledge or otherwise subject to any Lien any of its or such Subsidiary’s property, tangible or intangible, real or personal (hereinafter “property”), without thereby expressly securing all the Outstanding Securities under this Indenture (together, if the Company so chooses, with any other securities entitled to the benefit of a similar covenant) equally and ratably with any and all other indebtedness for borrowed money or Capital Leases, including any guarantee, secured by such Lien, so long as any such other indebtedness or Capital Lease shall be so secured, and the Company covenants that if and when any such Lien is created, such Securities will be so secured thereby; provided, that, the foregoing shall not apply to any Lien on any property existing as of the Closing Date or to the following Liens securing indebtedness for borrowed money or Capital Leases, including any guarantee:

(a) any Lien on any property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) securing Non-Recourse Indebtedness;

(b) any Lien on any property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) (i) existing at the time of acquisition of such property or the entity owning such property (including acquisition through merger or consolidation), or (ii) given to secure the payment of all or any part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement of property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) or to secure any indebtedness (including ECA Indebtedness) or Capital Lease incurred prior thereto, at the time of, or within 180 days (18 months in the case of Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) after, the acquisition, construction, repair, refurbishment, modification or improvement of property (including Aircraft Assets and Capital Stock in any Special Purpose Aircraft Financing Entity) for the purpose of financing all or part of the purchase, lease or acquisition thereof or the cost of construction, repair, refurbishment, modification or improvement;

(c) Liens by a Subsidiary as security for indebtedness owed to the Company or any Subsidiary;

(d) a banker’s lien or right of offset of the holder of such indebtedness in favor of any lender of moneys or holder of commercial paper of the Company or any Subsidiary in the ordinary course of business on moneys of the Company or such Subsidiary deposited with such lender or holder in the ordinary course of business;

(e) mechanic’s, workmen’s, repairmen’s, materialmen’s or carriers’ Liens or other similar Liens arising in the ordinary course of business or deposits or pledges to obtain the release of any such Liens;

(f) any Lien arising out of a judgment or award against the Company with respect to which the Company shall in good faith be prosecuting an appeal or proceedings for review or Liens incurred by the Company for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company is a party;

(g) any Lien for taxes not yet subject to penalties for nonpayment or contest, or minor survey exceptions, or minor encumbrances, assessments or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, assessments, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company;

(h) any Lien to secure obligations with respect to any interest rate, foreign currency exchange, swap, collar, cap or similar agreements entered into in the ordinary course of business to hedge or mitigate risks related to the Company’s or any of its Subsidiaries’ indebtedness for borrowed money and not for speculative purposes; provided, however, that the collateral securing any Liens permitted by this subsection (h) shall be limited to Dollars, Foreign Currency and/or Government Obligations;

(i) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien existing on the Closing Date or referred to in the foregoing clauses including in connection with the refinancing of indebtedness of the Company and its Subsidiaries secured by such Lien; and

(j) other Liens not permitted by any of the foregoing clauses (a) through (i) on any property, now owned or hereafter acquired; provided, that, no such Liens shall be incurred pursuant to this subsection (j) if the aggregate principal amount of outstanding indebtedness (without duplication for any guarantee of such indebtedness) and Capital Leases secured by Liens incurred pursuant to this subsection (j) subsequent to the Closing Date, including the Lien proposed to be incurred, shall exceed 20% of Consolidated Tangible Assets after giving effect to such incurrence and the use of proceeds of such indebtedness or Capital Leases.

(k) For the avoidance of doubt, nothing in this Section 10.05 shall limit Liens that do not secure indebtedness for borrowed money or Capital Leases.

Section 10.06. Release of Liens.

Any Lien that is granted to secure Outstanding Securities under this Indenture pursuant to Section 10.05 shall be automatically released and discharged at the same time as the release (other than through the exercise of remedies with respect thereto) of each Lien that gave rise to such obligation to secure such Securities under Section 10.05.

Section 10.07. Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 3.01 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 3.01(r), Section 9.01(b) or Section 9.01(g) for the benefit of the Holders of such series if before the time for such compliance the Holders of more than 50% in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 10.08. Additional Amounts.

If any Securities of a series provide for the payment of Additional Amounts, the Company will pay to the Holder of any such Securities Additional Amounts as provided in or pursuant to this Indenture or such Securities. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise provided in or pursuant to this Indenture or the Securities of any series, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to such series of Securities (or if the Securities of such series shall not bear interest prior to Maturity, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company shall furnish to the Trustee and the Paying Agent or Paying Agents, if other than the Trustee, an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and premium, if any, or interest, if any, on the Securities of such series shall be made to Holders of Securities of such series without withholding or deduction for or on account of any tax, assessment or other governmental charge described in the Securities of such series or pursuant to Section 3.01 with respect to the Securities of such series. If any such withholding or deduction shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on or deducted from such payments to such Holders of Securities, and the Company agrees to pay to the Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, damage, liability, cost or expense, including attorneys’ fees, costs and expenses, reasonably incurred without negligence, bad faith or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section. Nothing in this Section 10.08 or elsewhere in this Indenture shall limit the obligation of the Company to pay Additional Amounts with respect to the Securities of any series pursuant to the terms, if any, established pursuant to Section 3.01 with respect to the Securities of such series. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Amounts owed, or the nature, extent, or calculation of the Additional Amounts owed, or the method employed in such calculation of the Additional Amounts.

ARTICLE 11

REDEMPTION OF SECURITIES

Section 11.01. Applicability of Article.

Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for such Securities) in accordance with this Article.

Section 11.02. Election To Redeem; Notice to Trustee.

The Company may determine to redeem the Securities of any series having the same issue date, interest rate or interest rate formula, Stated Maturity and/or other terms (the “Equivalent Terms”); provided that the Company shall notify the Trustee of such Equivalent Terms. In case of any redemption at the election of the Company of all of the Outstanding Securities of any series or of all of the Outstanding Securities of any series with Equivalent Terms, the Company shall, not less than 30 and not more than 60 days prior to the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date, the principal amount of such Securities to be redeemed and, if applicable, the Equivalent Terms.

If less than all of the Securities of any series are to be redeemed and such Securities do not consist of all of the Securities of such series with Equivalent Terms, the Company shall, at least five days prior to giving notice of redemption to the Holders (unless a shorter notice shall be satisfactory to the Trustee and agreed upon in writing by the Trustee), notify the Trustee of such Redemption Date, the principal amount of Securities of such series to be redeemed and, if applicable, the Equivalent Terms.

In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

Section 11.03. Selection by Trustee of Securities To Be Redeemed.

If less than all the Securities of any series are to be redeemed and such securities do not consist of all of the Securities of such series with Equivalent Terms, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series or from the Outstanding Securities of such series with Equivalent Terms, as the case may be, not previously called for redemption, by pro rata or by lot or such method as the Trustee shall deem fair and appropriate and in accordance with the procedures of the applicable Depositary and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities that has been or is to be redeemed.

Section 11.04. Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.06 not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to each Holder of Securities to be redeemed and, if the Trustee is not giving such notice in accordance with a Company Request delivered pursuant to this Section 11.04, the Trustee for such Securities.

All notices of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price,

(c) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed,

(d) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed and, as applicable, that interest thereon will cease to accrue on and after said date,

(e) the place or places where each such Security is to be surrendered for payment of the Redemption Price,

(f) that the redemption is for a sinking fund, if such is the case, and

(g) the CUSIP number, Common Code, or ISIN number of such securities, if any (or any other numbers used by a Depositary to identify such Securities).

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or by the Trustee, in the name and at the expense of the Company, upon Company Request delivered to the Trustee at least five Business Days before such notice of redemption is to be given by the Trustee (unless a shorter period shall be agreed to by the Trustee), which Company Request shall include the information required under this Indenture to be stated in such notice of redemption.

Section 11.05. Deposit of Redemption Price.

No later than 10:00 a.m. New York City time on any Redemption Date, the Company or any applicable Guarantor, as applicable, shall deposit with the Trustee or with a Paying Agent (or, if the Company or such Guarantor is acting as Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in the applicable Currency sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on and any Additional Amounts with respect to, all the Securities that are to be redeemed on that date.

Section 11.06. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any, and Additional Amounts, if any, with respect thereto) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with (unless otherwise provided with respect to the Securities of such series pursuant to Section 3.01) any accrued and unpaid interest thereon and any Additional Amounts with respect thereto, to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.01 with respect to Securities of such series, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium thereon shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

If any Security called for redemption is converted pursuant to the terms thereof, any money deposited with the Trustee or any Paying Agent or segregated and held in trust for the redemption of such Security shall be paid to the Company upon receipt of the Trustee or the Paying Agent, as the case may be, of a Company Request, or, if then held by the Company or any Guarantor of such Security, shall be discharged from such trust.

Section 11.07. Securities Redeemed in Part.

Any Security that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company and each Guarantor of such Security (as applicable) shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE 12

SINKING FUNDS

Section 12.01. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series for which a sinking fund is provided except as otherwise specified as contemplated by Section 3.01 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

Section 12.02. Satisfaction of Sinking Fund Payments with Securities.

The Company (a) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (b) may apply as a credit Securities of a series that have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.03. Redemption of Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date as specified in the terms of a series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, that is to be satisfied by payment of cash and the portion thereof, if any, that is to be satisfied by delivering and crediting Securities pursuant to Section 12.02 and will also deliver to the Trustee any Securities to be so delivered. Prior to each such sinking fund payment date as specified in the terms of a series of Securities, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 11.06 and Section 11.07.

ARTICLE 13

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 13.01. Company’s Option To Effect Legal Defeasance or Covenant Defeasance.

The Company may elect, at its option at any time, to have Section 13.02 or Section 13.03 applied to any Securities or any series of Securities, as the case may be, not designated pursuant to Section 3.01 as being indefeasible pursuant to such Section 13.02 or Section 13.03, in accordance with any applicable requirements provided pursuant to Section 3.01 and upon compliance with the conditions set forth below in this Article.

Section 13.02. Legal Defeasance and Discharge.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, each of the Company and each Guarantor shall be deemed to have been discharged from its obligations with respect to such Securities or series as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Legal Defeasance”). For this purpose, such Legal Defeasance means that each of the Company and each Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by such Securities or series, to have satisfied all of its other obligations under such Securities or series, this Indenture and its Securities Guarantee, as applicable, insofar as such Securities or series are concerned, and to have cured all then existing Events of Default with respect to such Securities or series (and the Trustee, on demand and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Securities or of Securities of such series to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of, any premium and interest on, and any Additional Amounts with respect to such Securities when payments are due or on the Redemption Date; (b) the Company’s obligations with respect to such Securities or series under Section 3.04, Section 3.05, Section 3.06, Section 10.02, Section 10.03 and, if applicable to such Securities, Section 10.08 (including without limitation, with respect to the payment of Additional Amounts, if any, with respect to such Securities as contemplated by Section 10.08, but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 13.04(a)); (c) any rights of Holders of such Securities or of Securities of such series (unless otherwise provided pursuant to Section 301 with respect to such Securities) to require the Company to repurchase or repay, and the obligations of the Company to repurchase or repay, such Securities at the option of the Holders pursuant to Article 14 hereof; (d) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and (e) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities or series of Securities notwithstanding the prior exercise of its option (if any) to have Section 13.03 applied to such Securities or series.

Section 13.03. Covenant Defeasance.

Upon the Company’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (a) the Company shall be released from its obligations under Section 5.15, Section 7.04, Section 8.01, Section 10.05 and Section 10.06 and any covenants provided pursuant to Section 3.01(r), Section 9.01(b) or Section 9.01(g) for the benefit of the Holders of such Securities or Securities of such series, (b) the occurrence of any event specified in Section 5.01(c), Section 5.01(d) (with respect to any of Section 5.15, Section 7.04, Section 8.01, Section 10.05 and Section 10.06 and any such covenants provided pursuant to Section 3.01(r), Section 9.01(b) or Section 9.01(g)), Section 5.01(e) through 5.01(f) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities or series of Securities as provided in this Section and (c) each Guarantor shall be deemed to have been discharged from its obligations with respect to such Securities or series as provided in this Section, in each case on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities or series, (a) the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.01(d)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities or series shall be unaffected thereby and (b) each Guarantor shall be deemed to have been discharged from its obligations under this Indenture and its Securities Guarantee, in each case with respect to such Securities or series of Securities.

Section 13.04. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of Section 13.02 or Section 13.03 to any Securities or any series of Securities, as the case may be:

(a) The Company or any applicable Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 6.09 and agrees to comply with the provisions of this Article applicable to it) in trust for the benefit of the Holders of such Securities or of Securities of such series, (i) money in an amount in Dollars or in such Foreign Currency in which such Securities are then specified as payable at Stated Maturity or on the relevant Redemption Date or the date of repurchase pursuant to Article 14, if applicable, as the case may be, or (ii) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity or on the relevant Redemption Date or the date of repurchase pursuant to Article 14, if applicable, as the case may be) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the Stated Maturity of any payment on such Securities, money in an amount, or (iii) a combination thereof in an amount, in each case, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay, (A) the principal of, any premium and interest on and, to the extent that such Securities provide for the payment of Additional Amounts thereon and the amount of any such Additional Amounts which are or will be payable with respect to the Securities of such series is at the time of deposit reasonably determinable by the Company (in the exercise by the Company of its reasonable discretion), any Additional Amounts with respect to such Securities or the Securities of such series on the respective Stated Maturities, or on the applicable Redemption Date or the date of repurchase pursuant to Article 14, if applicable, as the case may be, and (B) any mandatory sinking fund payments or analogous payments applicable to such Securities or the Securities of such series on the day on which such payments are due and payable, in each case, in accordance with the terms of this Indenture and such Securities thereto. As used herein, “Government Obligation” means (x) any security that is (i) a direct obligation of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on the relevant Security or any Additional Amounts in respect thereof shall be payable, in each case, where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case, where the payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in either case of (i) or (ii), is not callable or redeemable at the option of the issuer or issuers thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Obligation that is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(b) In the event of an election to have Section 13.02 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary assumptions and exclusions) stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm (subject to customary assumptions and exclusions) that, the Holders of such Securities or the Securities of such series, as the case may be, will not recognize gain or loss for Federal income tax purposes as a result of the Legal Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such Legal Defeasance were not to occur.

(c) In the event of an election to have Section 13.03 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary assumptions and exclusions) to the effect that the Holders of such Securities or the Securities of such series, as the case may be, will not recognize gain or loss for Federal income tax purposes as a result of the Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such Covenant Defeasance were not to occur.

(d) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Section 5.01(f), on the 91st day after the date of such deposit.

(e) Such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of the Trust Indenture Act).

(f) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound.

(g) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which may be subject to customary assumptions and exclusions), each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.

(h) Notwithstanding any other provisions of this Section 13.04, such Legal Defeasance or Covenant Defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.01.

Section 13.05. Deposited Money and Government Obligations To Be Held in Trust; Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.06, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 13.04 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company or any Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, any premium, interest and any Additional Amounts, but money so held in trust need not be segregated from other funds except to the extent required by law.

(a) Unless otherwise specified in or pursuant to this Indenture or any Securities, if, after a deposit referred to in Section 13.04(a) has been made, (i) the Holder of a Security in respect of which such deposit was made is entitled to (pursuant to Section 3.01 or the terms of such Security), and does, elect to receive payment in a Currency other than that in which the deposit pursuant to Section 13.04(a) has been made in respect of such Security, or (ii) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Section 13.04(a) has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any Additional Amounts with respect to such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to subclause (i) above, the applicable market exchange rate for such Currency in effect on the second Business Day prior to each payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company or any applicable Guarantor, as the case may be, from time to time upon Company Request, any money or Government Obligations held by it as provided in Section 13.04 with respect to any Securities that, in the opinion of a nationally recognized firm of independent public accountants, are in excess of the amount thereof that would then be required to be deposited to effect the Legal Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 13.06. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company and any Guarantor, as the case may be, have been discharged or released pursuant to Section 13.02 or 13.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.05 with respect to such Securities in accordance with this Article; provided, however, that if the Company or any Guarantor makes any payment of principal of, any premium or interest on, or any Additional Amounts with respect to any such Security following such reinstatement of obligations, the Company and/or such Guarantor shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE 14

REPAYMENT AT THE OPTION OF HOLDERS

Section 14.01. Applicability of Article.

Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series. The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 3.09, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with written instruction from such Holder that such Securities be cancelled. If specified with respect to the Securities of a series as contemplated by Section 3.01, in connection with any repayment of Securities, the Company may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the applicable repayment date an amount not less than the repayment price payable by the Company on repayment of such Securities, and the obligation of the Company to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

Unless otherwise expressly stated in this Indenture or pursuant to Section 3.01 with respect to the Securities of any series or unless the context otherwise requires, all references in this Indenture to the repayment of Securities at the option of the Holders thereof (and all references of like import) shall be deemed to include a reference to the repurchase of Securities at the option of the Holders thereof.

ARTICLE 15

SECURITIES IN FOREIGN CURRENCIES

Section 15.01. Applicability of Article.

Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same Currency or (ii) any distribution to Holders of Securities of any series in which not all of such Securities are denominated in the same

Currency, in the absence of any provision to the contrary in or pursuant to this Indenture or the Securities of such series and in accordance with the Depositary’s procedures, any amount in respect of any Security denominated in a Currency other than Dollars shall be treated for any such action, determination or distribution as that amount of Dollars that could be obtained by converting any such other Currency and as of the record date with respect to Securities of such series for such action, determination or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such distribution) as the Company may specify in a written notice to the Trustee. Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate delivered pursuant to Section 3.01 of this Indenture with respect to a particular series of Securities, such conversion shall be at the spot rate for the purchase of the designated Currency as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or such information is no longer available in The Financial Times, such source as may be selected in good faith by the Company) on any date of determination.

Section 15.02. Monies of Different Currencies to be Segregated.

The Trustee shall segregate monies, funds and accounts held by the Trustee hereunder in one currency from any monies, funds or accounts in any other currencies, notwithstanding any provisions herein which would otherwise permit the Trustee to commingle such accounts.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

AIR LEASE CORPORATION

By:	/s/ Gregory B. Willis
Name:	Gregory B. Willis
Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Michele H.Y. Voon
Name: Michele H.Y. Voon
Title: Vice President

By:	/s/ Mark DiGiacomo
Name: Mark DiGiacomo
Title: Vice President

[Signature Page to Indenture]

ANNEX A

FORM OF SECURITIES GUARANTEE

FOR VALUE RECEIVED, [●], a [●] (the “Guarantor”), having its principal office at [●], hereby absolutely, unconditionally and irrevocably guarantees to the holders (the “Holders”) of the $[●] aggregate principal amount of [●]% Medium-Term Notes, Series A due [●] (the “Securities”) of Air Lease Corporation, a Delaware corporation (the “Issuer”) issued under that certain Indenture, dated as of November 20, 2018 (the “Indenture”), between the Company and [●], as trustee (the “Trustee”), the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all present and future obligations of the Issuer for the payment of the principal and premium, if any, of, and the payment of interest on, the Securities pursuant to the terms thereof, whether absolute or contingent (collectively, the “Obligations”). Nothing herein shall be deemed to provide for a guarantee of any obligation of the Issuer other than the Obligations. Nothing herein shall be deemed to provide for a guarantee of any obligation of any person or entity other than the Issuer.

The Guarantor’s obligations hereunder shall be unconditional and absolute, and shall not be released, discharged or otherwise affected by (i) the existence, validity, enforceability, perfection or extent of any collateral therefor, (ii) any lack of validity or enforceability of any provision of the Securities, (iii) any liquidation, bankruptcy, insolvency, reorganization or other similar proceeding affecting the Issuer or its assets, or (iv) any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of, or defense to, the Guarantor, other than the payment in full of the Obligations or the release of the Guarantor in accordance with the terms of the Indenture or the Securities. The Guarantor agrees that the Holders and/or the Trustee may resort to the Guarantor, as primary obligor and not merely as surety, for payment of any of the Obligations not paid when due, whether or not the Holders or the Trustee shall have proceeded against the Issuer or any other obligor principally or secondarily obligated with respect to any of the Obligations. Neither the Holders nor the Trustee shall be obligated to file any claim relating to any of the Obligations in the event that the Issuer becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Holders or the Trustee to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment made to the Holders by the Issuer in respect of any Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor’s liability with respect to such Obligations shall be reinstated.

The Guarantor agrees that, subject to the Indenture, the Holders and/or the Trustee may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of or exchange or surrender any collateral for any of the Obligations, and may also make any agreement with the Issuer or with any other party to or person liable on any of the Obligations or interested therein, for the extension, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Holders, the Trustee and the Issuer or any such other party or person, and that none of the foregoing shall in any way impair or affect this Securities Guarantee.

The Guarantor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, (a) notice of the acceptance of this Securities Guarantee and of the Obligations, presentment, demand for payment, notice of dishonor and protest, (b) any requirement that any Holder exhaust any right or take any action against the Issuer, and (c) any right to revoke this Securities Guarantee.

Upon payment of any of the Obligations, the Guarantor shall be subrogated to the rights of the Holders and/or the Trustee against the Issuer with respect to such Obligations, and the Holders and the Trustee agree to take such steps, at the Guarantor’s expense, as the Guarantor may reasonably request to implement such subrogation; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation during any period in which any amount payable by the Issuer under the Security is overdue.

No failure on the part of the Holders or the Trustee to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holders or the Trustee of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Holders or the Trustee or allowed any of them by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holders or the Trustee at any time or from time to time.

Annex A-1

The Guarantor hereby represents and warrants that:

(a) the Guarantor is duly organized, validly existing and in good standing as a [●] under the laws of [●] and has full [corporate] [entity] power to execute, deliver and perform this Securities Guarantee;

(b) the execution, delivery and performance of this Securities Guarantee have been and remain duly authorized by all necessary [corporate] [entity] action and do not contravene any provision of the Guarantor’s [certificate of incorporation or by-laws] [organizational documents], as amended to date, or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or its assets; and

(c) this Securities Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The Guarantor may not assign its obligations hereunder to any person (except as permitted by the Indenture or the terms of the Securities) without the prior written consent of the Holders or the Trustee.

All payments by the Guarantor to the Holders or the Trustee shall be made in accordance with the provisions of the Indenture and the Securities.

All notices or demands on the Guarantor shall be deemed effective when received, shall be in writing and shall be delivered by hand or by registered mail, or by facsimile transmission promptly confirmed by registered mail, addressed to the Guarantor at:

[Name of Guarantor]

[Address]

Attention:

Facsimile:

or to such other addresses or facsimile numbers as the Guarantor shall have notified the Holders or the Trustee in a written notice delivered in accordance with the Indenture.

This Securities Guarantee shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until the Obligations have been paid in full or this Securities Guarantee is released in accordance with the terms of the Indenture or the Securities.

This Securities Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed solely within such State.

No amendment or waiver of any provision of this Securities Guarantee shall in any event be effective unless the same shall be in writing and signed by the Trustee and the Guarantor.

If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not, to the fullest extent permitted by law, impair the operation of or effect of those portions of this Securities Guarantee that are valid.

[Remainder of this page intentionally left blank.]

Annex A-2

THE GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS SECURITIES GUARANTEE.

Dated:	[●]	[NAME OF GUARANTOR]

By:
Name:
Title:

Annex A-3